EXHIBIT 10.40


THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS NOTE MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.


                               INTERCALLNET, INC.

                                       and

                        INTER-CALL-NET TELESERVICES, INC.

            8% SECURED CONVERTIBLE PROMISSORY NOTE DUE JUNE 30, 2006

US$1,500,000                                                     June 13, 2002


         Each of INTERCALLNET, INC., a Florida corporation ("Intercallnet" or the "Company"), and INTER-CALL-NET TELESERVICES, INC., a Florida corporation ("Intercallnet Teleservices", and together with Intercallnet, the "Maker"), for value received, hereby jointly and severally promises to pay to STANFORD VENTURE CAPITAL HOLDINGS, INC., a Delaware corporation (the "Holder"), or its permitted assigns, in accordance with the terms and conditions of this Convertible Promissory Note (the "Note") the aggregate principal amount of all outstanding Disbursements or Advances (as applicable) under the Loan Agreement up to an aggregate principal amount of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS (US$1,500,000.00) (such aggregate principal amount of all outstanding Disbursements or Advances (as applicable) as may be disbursed or advanced (as applicable) by the Holder from time to time pursuant to this Note and the Loan Agreement either (i) in accordance with the Disbursement Schedule (as defined below) or (ii) pursuant to any Advance Request (as applicable), is herein referred to as the "Principal Amount"), plus interest (computed on the basis of a 360 day year) on the Principal Amount from time to time remaining unpaid hereon at the rate of 8% per annum from the date hereof until the entire Principal Amount hereof and all interest accrued thereon is paid (or converted as provided in Section 3 hereof), less any prepayment of the Principal Amount theretofore made by the Maker pursuant to Section 9 of this Note and Section 3.7 of the Loan Agreement. The Principal Amount hereof and interest hereon shall be payable at the principal office of the Holder in Miami, Florida, in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is issued as of this 13th day of June, 2002, and shall be subject to the terms, conditions and provisions of the Loan Agreement, the Pledge Agreement (the "Pledge Agreement"), and the Security Agreement (the "Security Agreement"), each dated as of June 13, 2002, and each by and between the Maker and the Holder, including, without limitation, the representations and warranties of the Maker included therein. Capitalized terms used but not otherwise defined in this Note shall have the meanings set forth in the Loan Agreement.

         1. Principal and Interest. The Principal Amount relating to Working Capital Proceeds shall be funded by the Holder in accordance with the funding schedule attached as Exhibit "A" hereto (the "Disbursement Schedule"). The Principal Amount relating to Call Center Proceeds shall be funded by the Holder, at the Holder's sole and absolute discretion, subject to and upon the terms and conditions of the Loan Agreement and upon the Holder's receipt of an Advance Request. The Principal Amount relating to either Working Capital Proceeds or Call Center Proceeds shall be due and payable by the Maker to the Holder as follows: (a) one third of the then outstanding Principal Amount shall be due and payable on June 30, 2004; (b) one third of the then outstanding Principal Amount shall be due and payable on June 30, 2005; and (c) one third of the then outstanding Principal Amount shall be due and payable on June 30, 2006 (the "Maturity Date"). Interest shall be paid semi-annually, beginning December 31, 2002, and thereafter on each June 30 and December 31 until the outstanding Principal Amount of this Note has been paid in full to the Holder. All principal, interest, fees and expenses not otherwise paid in accordance with the terms of this Note shall become due and payable on the Maturity Date.

         2. Security. The full payment by the Maker to the Holder of the full outstanding Principal Amount hereof, together with all accrued but unpaid interest thereon, shall be secured by certain assets of the Maker, in accordance with the terms and conditions set forth in the Security Agreement.

         3. Conversion.
            ----------

                  (a) General. This Note may be converted into shares of common stock of Intercallnet, par value $0.0001 per share (the "Common Stock"), in accordance with the terms of this Section 3. For purposes of this Note, "Conversion Amount" shall mean the amount equal to all of (i) the Principal Amount, plus (ii) all accrued but unpaid interest under this Note at the time of the conversion. The initial Conversion Price for conversions of this Note into shares of Common Stock shall be $1.20, subject to adjustment as set forth in
Section 3(f) below.

                  (b) Optional Conversion. The Holder shall have the right, at any time and from time to time after the date of issuance, at such Holder's option, to convert any portion of the Conversion Amount into that number of shares of Common Stock obtained by dividing the Conversion Amount to be so converted by the Conversion Price with respect to conversion into Common Stock; provided, however, that the Holder acknowledges and agrees that the conversion by the Holder of any portion of the Conversion Amount must be exercised in increments of not less than $100,000.

                  (c) Mechanics of Conversion. Before the Holder converts any of the Principal Amount hereof or accrued interest hereon into shares of Common Stock, such Holder shall surrender this Note, duly endorsed, at the principal office of the Company and shall give written notice to the Company at such office of its election to convert all or any portion of the Conversion Amount into shares of Common Stock (the "Conversion Notice"). The Conversion Notice shall state (i) the Conversion Amount, and (ii) the name of the Holder or the name(s) of the nominee(s) of such Holder, and their respective addresses, in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The Note shall be accompanied by proper cancellation and satisfaction of payment thereof to the Company. The date when such written notice is received by the Company, together with the cancellation and satisfaction of payment of the Note shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Company shall issue and shall deliver to the Holder, or on its written order, such certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of the Note in accordance with the provisions of this Section 3, rounded down to the nearest whole share as provided in Section 3(d), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the Holder as holder of the Note shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. Following any conversion as provided herein, the Principal Amount of this Note shall be reduced in an amount equal to the portion so converted. Appropriate adjustments shall be made on the records of the Company.

                  (d) No Fractional Shares. No fractional shares shall be issued upon conversion of this Note or any portion thereof. Instead of issuing any fractional shares that would otherwise be issuable upon conversion of this Note, the Company shall round down to the nearest whole number of shares and pay to such Holder cash in an amount equal to the amount of such fractional interest, multiplied by the Conversion Price.

                  (e) Adjustment of Conversion Price. Except as set forth in
Section 3(f), the Conversion Price shall be adjusted from time to time as provided in this Section 3(e).

                           (i) (A) Effect on Conversion Price Upon Dilutive
Issuances of Common Stock or Convertible Securities. If the Company shall, while any Principal Amount of this Note is outstanding, issue or sell shares of its Common Stock (or Common Stock Equivalents, as defined below) without consideration or at a price per share less than the Conversion Price in effect immediately prior to such issuance or sale (except as to the issuance or sale of shares of Common Stock pursuant to the exercise and/or conversion of any Common Stock Equivalents issued prior to the date of this Note), then and in such event, such Conversion Price, as in effect immediately prior to such issuance, upon each such issuance or sale, except as hereinafter provided, shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such calculation by a fraction:

                                    (1) the numerator of which shall be (a) the
number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such additional shares of Common Stock or Common Stock Equivalents so issued would purchase at the Conversion Price in effect immediately prior to such issuance, and

                                    (2) the denominator of which shall be (a)
the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully diluted basis assuming the exercise or conversion of all then exercisable options, warrants, purchase rights or convertible securities), plus (b) the number of such additional shares of Common Stock or Common Stock Equivalents so issued.

         The provisions of this Section 3(e)(i)(A) may be waived in any instance (without the necessity of convening any meeting of shareholders of the Company) upon the written consent of the Holder.

                           (i) (B) Effect on Conversion Price Upon Other
Dilutive Issuance of Warrants, Options and Purchase Rights to Common Stock or Convertible Securities.

                                    (1) For the purposes of this Section
3(e)(i), the issuance at any time, following the date of this Note, of any warrants, options, subscription or purchase rights with respect to shares of Common Stock, of any securities convertible into or exchangeable for shares of Common Stock, or the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock if the Net Consideration Per Share (as hereinafter determined) received by the Company for such Common Stock Equivalents shall be less than the Conversion Price in effect at the time of such issuance. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No further adjustment of the Conversion Price shall be made under this Section 3(e)(i)(B) upon the actual issuance of any shares of Common Stock pursuant to the exercise, conversion or exchange of any Common Stock Equivalents if any adjustments shall previously have been made upon the issuance of any such Common Stock Equivalents as above provided.

                                    (2) Should the Net Consideration Per Share
of any such Common Stock Equivalents be decreased from time to time, upon the effectiveness of each such change, the Conversion Price will be that which would have been obtained (1) had the adjustments made upon the issuance of such Common Stock Equivalents been made upon the basis of the actual Net Consideration Per Share of such securities, and (2) had adjustments made to the Conversion Price since the date of issuance of such Common Stock Equivalents been made to such Conversion Price as adjusted pursuant to (1) above. Any adjustment of the Conversion Price with respect to this paragraph which relates to Common Stock Equivalents shall be disregarded if, as, and when all of such Common Stock Equivalents expire or are canceled without being exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled Common Stock Equivalents, with such additional adjustments as would have been made to the Conversion Price had the expired or canceled Common Stock Equivalents not been issued.

                                    (3) For purposes of this paragraph, the "Net
Consideration per Share" which may be received by the Company shall be determined as follows:

                                             (a) The "Net Consideration Per
Share" shall mean the amount equal to the total amount of consideration, if any, received by the Company for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Company upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                                             (b) The "Net Consideration Per
Share" which may be received by the Company shall be determined in each issuance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                           (i) (C) Consideration Other than Cash. For purposes
of this Section 3(e)(i), if a part or all of the consideration received by the Company in connection with the issuances of shares of the Common Stock or the issuance of any of the securities described in this Section 3(e)(i) consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Company.

                           (i) (D) Exception to Anti-dilution. This Section
3(e)(i) shall not apply under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below). Further, this Section 3(e)(i) shall not apply with respect to:

                                    (1) the shares of Common Stock (or options
to purchase such shares of Common Stock) issued or issuable at not less than the then fair market value to officers, employees or directors of, or consultants to, the Company pursuant to any stock purchase or option plan or other employee stock bonus arrangement approved by the Company's Board of Directors, the aggregate number of which shall not exceed 1,500,000 shares of Common Stock (subject to adjustments as provided for in the Company's 2001 Stock Option Plan (the "Plan"), and inclusive of shares subject to currently outstanding employee options issued under the Plan, but exclusive of stock options issued outside of the Plan);

                                    (2) securities issuable as a stock dividend
or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock; and

                                    (3) the shares of Common Stock into which
the shares of Series A Convertible Preferred Stock of the Company are converted; and

                                    (4) the shares of Common Stock into which
this Note is converted.

                           (ii) Upon Extraordinary Common Stock Event. Upon the
happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Price (and all other conversion values set forth in Section 3(e)(i) above) shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Price. The Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                                    An "Extraordinary Common Stock Event" shall
mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a redemption, repurchase, combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  (f) Trade Payables Issuance. Notwithstanding anything contained in this Section 3 to the contrary, the issuance by the Company of up to a maximum of 1,250,000 shares of Series B Preferred Stock, for the sole purpose of satisfying up to a maximum of US$500,000 of the Company's Trade Payables (as defined below), shall not trigger any adjustment to the Conversion Price pursuant to Section 3(e). For purposes of this Section 3(f), the term "Trade Payables" shall mean amounts owed by the Company as of the date hereof on open account to, or pursuant to open account arrangements with, creditors for goods and services furnished to the Company or its subsidiaries.

                  (g) Dividends. In the event the Company shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Company other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the Holder shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Company which they would have received had the Note been converted into Common Stock on the date of such event and had such Holder thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 3(c)), retained such securities or such other assets receivable by him during such period, giving application to all other adjustments called for during such period under this
Section 3 with respect to the rights of Holder.

                  (h) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Note shall be changed into the same or different number of shares of any class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 3, or a merger, consolidation or sale of all or substantially all of the Company's capital stock or assets to any other person), then and in each such event Holder shall have the right thereafter to convert the Note into the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which the Note might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  (i) Merger, Consolidation or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company), or the sale of all or substantially all of the Company's capital stock or assets to any other person, then, as a part of such reorganization, merger or consolidation or sale, provision shall be made so that Holder shall thereafter be entitled to receive upon conversion of the Note the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which Holder would have been entitled if Holder had converted the Note immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares of Common Stock or other securities issuable upon conversion of the Note) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

                  (j) Certificate as to Adjustments; Notice by the Company. In each case of an adjustment or readjustment of the Conversion Price, the Company at its expense will furnish Holder with a certificate prepared by the Treasurer or Chief Financial Officer of the Company, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  (k) Reservation. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, the Company will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (l) Payment of Taxes. The Company will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on conversion of this Note.

         4. Enforcement Event. In the event of an Enforcement Event (as defined in the Loan Agreement), the Holder of the Note may, so long as such condition exists, declare the entire outstanding principal balance and unpaid accrued interest hereon immediately due and payable.

         5. Legend. The stock certificates representing the shares of Common Stock issuable upon conversion of this Note shall bear the following legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE LAW OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         6. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions herein will be made pursuant to and in accordance with Section 12.4 of the Loan Agreement.

         7. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders or any other matters or any rights whatsoever as a shareholder of the Company or Intercallnet Teleservices; and no dividends or interest shall be payable or accrued in respect of this Note or the interest represented hereby or the shares which may be received upon conversion hereunder until, and only to the extent that, this Note shall have been converted as herein provided.

         8. Registration Rights Agreement; Shareholders' Agreement. The shares of Common Stock issuable and issued upon conversion of this Note shall be entitled to certain registration rights, and other rights and obligations, in accordance with the provisions of that certain Registration Rights Agreement and that certain Shareholders' Agreement, each dated as of February 28, 2002, between the Company and the Holder.

         9. Prepayment. This Note may be prepaid by the Maker, in whole or in part, without incurring any prepayment penalty. Payments shall be applied first to accrued and unpaid interest with the balance to the Principal Amount.

         10. No Transfer. This Note may not be offered, sold, transferred, pledged or otherwise disposed of, in whole or in part, to any person or entity other than to any Affiliate of the Holder.

         11. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

         12. Jurisdiction. Maker irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Florida court or Federal court of the United States of America sitting in Miami-Dade County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and Maker hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Florida State court or, to the fullest extent permitted by law, in such Federal court. Maker hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Maker irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any Florida State or Federal court sitting in Miami-Dade County. Maker hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date set forth below.



DATED:   June 13, 2002

                                     INTERCALLNET, INC.


                                     By:     /s/ Scott Gershon
                                             -----------------
                                             Name: Scott Gershon
                                             Title: Chief Executive Officer


                                     INTER-CALL-NET TELESERVICES, INC.


                                     By:     /s/ Scott Gershon
                                             -----------------
                                             Name: Scott Gershon
                                             Title: Chief Executive Officer

                                    EXHIBIT A
                              DISBURSEMENT SCHEDULE
                              ---------------------

------------------------------------------------------------ ---------------------------------------------------------
                   DATE OF DISBURSEMENT                                       AMOUNT OF DISBURSEMENT

------------------------------------------------------------ ---------------------------------------------------------
                       June 17, 2002                                                US$350,000

------------------------------------------------------------ ---------------------------------------------------------
                       July 15, 2002                                                US$250,000

------------------------------------------------------------ ---------------------------------------------------------
                      August 15, 2002                                               US$150,000

------------------------------------------------------------ ---------------------------------------------------------
                    September 15, 2002                                              US$150,000

------------------------------------------------------------ ---------------------------------------------------------
